Exhibit 10.40

Generic Form of Stock Option Agreement for Non-U.S. Based Employees

AMERICAN STANDARD COMPANIES INC.

STOCK OPTION GRANT AGREEMENT

FOR NON-U.S. EMPLOYEES

Dated as of February 1, 2006

AMERICAN STANDARD COMPANIES INC., a Delaware corporation (“Grantor”), hereby grants to                  (“Participant”), an employee of Grantor or one of its subsidiaries, the option to purchase (“Option”), at the exercise price set forth below, a total of              shares of Common Stock, par value $.01 per share (“Common Stock”), of the Grantor, pursuant to and subject to the terms and conditions set forth in the Grantor’s 2002 Omnibus Incentive Plan (the “Plan”) and to such further terms and conditions as are set forth below in this Stock Option Grant Agreement (the “Agreement). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Exercise Price. The exercise price applicable to the shares of Common Stock that may be purchased by the Participant pursuant to the Option is $             per share, representing the Fair Market Value (as defined in the Plan) of the Common Stock on the date hereof.

2. Non-Qualified Stock Option. The option to purchase shares of Common Stock pursuant to the Option is granted as a “non-qualified stock option”, within the meaning of the United States Internal Revenue Code of 1986, as amended.

3. Vesting. Participant’s right to purchase shares subject to the Option shall vest in three equal installments on each of the first three anniversaries of the grant, unless otherwise cancelled pursuant to Section 6 of the Plan or Section 7 of this Agreement.

4. Nature of Grant. In accepting the grant, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Grantor, it is discretionary in nature and it may be modified, suspended or terminated by the Grantor at any time, as provided in the Plan and this Agreement;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Grantor;

(d) the Participant is voluntarily participating in the Plan;

(e) the Option is an extraordinary item which is outside the scope of the Participant’s employment contract, if any;

(f) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and

(g) in the event of involuntary termination of the Participant’s employment, his or her right to receive options and vest in the Option under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment, the Participant’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment and will not be extended by any notice period mandated under local law.

5. Responsibility for Taxes. Prior to exercise of the Option, the Participant shall pay or make adequate arrangements satisfactory to the Grantor and/or the Employer to satisfy all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations of the Grantor and/or the Employer (“Tax-Related Items”). In this regard, the Participant authorizes the Grantor and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Grantor and/or the Employer or from proceeds of the sale of the shares of Common Stock. Finally, the Participant shall pay to the Grantor or the Employer any amount of Tax-Related Items that the Grantor or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or his or her purchase of shares that cannot be satisfied by the means previously described. The Grantor may refuse to honor the exercise and refuse to deliver the shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

6. Data Privacy. THE PARTICIPANT HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENTS TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF HIS OR HER PERSONAL DATA AS DESCRIBED IN THIS AGREEMENT BY AND AMONG, AS APPLICABLE, THE EMPLOYER, THE GRANTOR AND ITS SUBSIDIARIES AND AFFILIATES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING HIS OR HER PARTICIPATION IN THE PLAN.

THE PARTICIPANT UNDERSTANDS THAT THE GRANTOR AND THE EMPLOYER HOLD CERTAIN PERSONAL INFORMATION ABOUT HIM OR HER, INCLUDING, BUT NOT LIMITED TO, HIS OR HER NAME, HOME ADDRESS AND TELEPHONE NUMBER, WORK LOCATION AND PHONE NUMBER, DATE OF BIRTH, STOCK OPTION PLAN IDENTIFICATION NUMBER, HIRE DATE, HOME COUNTRY, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF COMMON STOCK AWARDED, CANCELLED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN THE PARTICIPANT’S FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE PLAN (“PERSONAL DATA”). THE PARTICIPANT UNDERSTANDS THAT PERSONAL DATA MAY BE TRANSFERRED TO ANY THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE PLAN, THAT THESE RECIPIENTS MAY BE LOCATED IN THE PARTICIPANT’S COUNTRY OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN THE PARTICIPANT’S COUNTRY. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE PERSONAL DATA BY CONTACTING HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT AUTHORIZES THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE PERSONAL DATA, IN ELECTRONIC OR OTHER FORM, FOR THE PURPOSES OF IMPLEMENTING, ADMINISTERING AND MANAGING HIS OR HER PARTICIPATION IN THE PLAN, INCLUDING ANY REQUISITE TRANSFER OF SUCH PERSONAL DATA AS MAY BE REQUIRED TO A BROKER OR OTHER THIRD PARTY WITH WHOM THE PARTICIPANT MAY ELECT TO DEPOSIT ANY SHARES OF COMMON STOCK ACQUIRED UPON EXERCISE OF THE OPTION. THE PARTICIPANT UNDERSTANDS THAT PERSONAL DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE HIS OR HER PARTICIPATION IN THE PLAN. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY, AT ANY TIME, VIEW PERSONAL DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF PERSONAL DATA, REQUIRE ANY NECESSARY AMENDMENTS TO PERSONAL DATA OR REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY

CONTACTING IN WRITING HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE. THE PARTICIPANT UNDERSTANDS, HOWEVER, THAT REFUSING OR WITHDRAWING HIS OR HER CONSENT MAY AFFECT HIS OR HER ABILITY TO PARTICIPATE IN THE PLAN. FOR MORE INFORMATION ON THE CONSEQUENCES OF PARTICIPANT’S REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, THE PARTICIPANT UNDERSTANDS THAT HE OR SHE MAY CONTACT HIS OR HER LOCAL HUMAN RESOURCES REPRESENTATIVE.

7. Acceptance. This grant is subject to acceptance, within 90 days of its receipt, by return to Grantor’s Senior Vice President-Human Resources of a signed copy of this Agreement. Failure to accept the grant within 90 days of its receipt shall result in the cancellation of the Option.

IN WITNESS WHEREOF, the duly authorized officers of the Grantor named below have hereunto subscribed as of the day and year first above written.

AMERICAN STANDARD COMPANIES INC.

Attest:
By:
Chairman and Chief Executive Officer

Secretary

By signing this Agreement, the Participant acknowledges that he or she accepts the Option granted hereunder, is familiar with the terms and conditions of this Agreement and the Plan, and agrees to be bound by said terms and conditions.

(Date)

(Participant’s Signature)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.